CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2024, and each included in this Post-Effective Amendment No. 174 to the Registration Statement (Form N-1A, File No. 33-51061) of BNY Mellon Advantage Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to the financial statements and financial highlights of BNY Mellon Dynamic Total Return Fund, BNY Mellon Global Dynamic Bond Income Fund and BNY Mellon Global Real Return Fund (three of the funds constituting BNY Mellon Advantage Funds, Inc) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

February 22, 2024